Exhibit 3.7
Office of Secretary of State

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF A & W BRANDS, INC. FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 1987, AT 3 O’CLOCK P.M.
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/s/ Michael Harkins

Michael Harkins, Secretary of State

	AUTHENTICATION:	| 1217158

727119151	DATE:	04/29/1987

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
A & W BRANDS, INC.
     Pursuant to Section 242 of the Delaware General Corporation Law, A & W Brands, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:
     FIRST: That Article FIRST of the Certificate of Incorporation of the Corporation be, and it hereby is, amended to read in its entirety as set forth on Exhibit A attached hereto and incorporated herein by this reference.
     SECOND: That the attached amendments to the Certificate of Incorporation of the Corporation were duly adopted by the directors of the corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
     THIRD: That the attached amendments to the Certificate of Incorporation of the Corporation were duly adopted pursuant to written consent by the sole stockholder of the Corporation in accordance with Section 228 and Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, A & W Brands, Inc. has caused this Certificate of Amendment to be signed by its Executive Vice President and attested by its Secretary this the 25th day of March, 1987.

A & W BRANDS, INC.
By:	/s/ Michael F. Weinstein
Michael F. Weinstein,
Executive Vice President

ATTEST:

By:	/s/ Ernest J. Cavallo Ernest J. Cavallo,
Secretary

EXHIBIT A
AMENDMENTS TO ARTICLE FIRST
OF THE
CERTIFICATE OF INCORPORATION
OF
A & W BRANDS, INC.
     Article FIRST of the Certificate of Incorporation of A & W Brands, Inc. is hereby amended to read in its entirety as follows:
     FIRST: The name of the Corporation is A & W Concentrate Company.